UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: May 12, 2006
(Date of Earliest Event Reported)

VALENTIS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	Commission File:	94-3156660
(State or Other Jurisdiction	0-22987	(I.R.S. Employer
of Incorporation or Organization)		Identification No.)

863A Mitten Road
Burlingame, California 94010

(Address of Principal Executive Offices)

(650) 697-1900

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 1.01.                                          Entry into a Material Definitive Agreement.

Severance and Change of Control Agreements

On May 12, 2006, Valentis, Inc. (the “Company,” “we” or “us”) entered into Severance and Change of Control agreements with each of Benjamin F. McGraw III, the President and Chief Executive Officer of the Company, John J. Reddington, the Chief Operating Officer of the Company, and Joseph A. Markey, the Vice President of Finance and Administration of the Company.  The term of the each such agreement is for two years from May 12, 2006, unless extended by mutual agreement by the Company and such executive officer or unless earlier terminated, as described below.

Severance Benefits.  Each agreement provides that, if the Company terminates such executive officer’s employment during the term for any reason other than for cause, disability or death, then the executive officer shall be entitled to, among other things, the following: (i) the payment of all earned but unpaid base salary and any other benefit due through the date of termination, (ii) a lump sum cash payment in an amount equal to such executive officer’s then current annual base salary, and (iii) notwithstanding any provision to the contrary in any equity award agreement or equity compensation plan, all outstanding equity awards then held by such executive officer shall become fully vested and, if applicable, exercisable with respect to all shares subject thereto immediately prior to the date of termination.

Termination in Connection with a Change of Control.  Each agreement also provides that, if such executive officer terminates his employment with the Company for good reason or the Company terminates such executive officer’s employment for any reason other than for cause during the period commencing three months prior to and ending 12 months after a change in control of the Company, such executive officer shall be entitled to, among other things, the following in lieu of the payments described above: (i) the payment of all earned but unpaid base salary and any other benefit due through the date of termination, (ii) a lump sum cash payment in an amount equal to three times such executive officer’s then current base salary, in the case of the agreement with Dr. McGraw, or two times such executive officer’s then current base salary, in the case of the agreements with Mr. Reddington and Mr. Markey, and (iii) notwithstanding any provision to the contrary in any equity award agreement or equity compensation plan, all outstanding equity awards then held by such executive officer shall become fully vested and, if applicable, exercisable with respect to all shares subject thereto immediately prior to the date of termination.

Other Terminations.  Each agreement provides that, if such executive officer terminates his employment with the Company without good reason or the Company terminates such executive officer’s employment for cause, then such executive officer will (i) receive his earned but unpaid salary through the date of termination, (ii) all accrued vacation, expense reimbursements and any other benefits due through the date of termination and (iii) not be entitled to any other compensation or benefits from the Company, except as required by law or to the extent provided under any agreement(s) relating to any equity awards.

Nonsolicitation.  Each agreement also provides that, for a period commencing on May    , 2006 and ending 24 months following the date of termination, such executive officer shall not, directly or indirectly, (i) induce, solicit or encourage any employee or the Company to leave the Company or in any way interfere with the relationship between the Company and any employee thereof or (ii) induce, solicit or encourage any customer, supplier, licensee, licensor, franchisee or other business relation of the Company to cease doing business with the Company or in any way interfere with such relationship.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description

99.1	Severance and Change of Control Agreement, dated May 12, 2006, between Valentis, Inc. and Benjamin F. McGraw III
99.2	Severance and Change of Control Agreement, dated May 12, 2006, between Valentis, Inc. and John J. Reddington
99.3	Severance and Change of Control Agreement, dated May 12, 2006, between Valentis, Inc. and Joseph A. Markey

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 12, 2006

VALENTIS, INC.

By:	/S/ JOSHEPH A. MARKEY
Joseph A. Markey
Vice President of Finance and Administration

EXHIBIT INDEX

Exhibit No.	Description

99.1	Severance and Change of Control Agreement, dated May 12, 2006, between Valentis, Inc. and Benjamin F. McGraw III
99.2	Severance and Change of Control Agreement, dated May 12, 2006, between Valentis, Inc. and John J. Reddington
99.3	Severance and Change of Control Agreement, dated May 12, 2006, between Valentis, Inc. and Joseph A. Markey